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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-63139, 33-64127, 33-65311, 33-65493,
333-00265, 333-00835, 333-06723, 333-07615, 333-27039, 333-29849, 333-40131,
333-41435, 333-44745, 333-56635,  333-70999 and 333-71199) on Form S-3, the
Registration Statement (No. 333-64297) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829,
33-64831, 33-65485, 33-65487, 333-06177, 333-06179, 333-16025, 333-16027,
333-40141, 333-42917 and 333-58083) on Form S-8 of Tele-Communications, Inc. of our reports dated March 9, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and all related schedules, which reports appear in the December 31, 1998 Annual Report on Form 10-K, of Tele-Communications, Inc.



                                            KPMG LLP



Denver, Colorado
March 15, 1999